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                                   Exhibit 23
                    Consent of Crowe, Chizek and Company LLP




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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





The Board of Directors
Security Financial Bancorp, Inc.
St. John, Indiana


We consent to incorporation by reference in the Registration Statement of Security Financial Bancorp, Inc. on Form S-8 of our report dated July 27, 2000, appearing in the Annual Report on Form 10-K of Security Financial Bancorp, Inc. for the year ended June 30, 2000.


                                    /s/ Crowe, Chizek and Company LLP

                                    Crowe, Chizek and Company LLP

Oak Brook, Illinois
August 13, 2001